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                                                                     Exhibit 3.8

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            BLUE STEEL CAPITAL CORP.

                  (Pursuant to Sections 141(f), 228 and 242 of
                      the Delaware General Corporation Law)




               Pursuant to the provisions of Sections 141(f), 228 and 242 of the Delaware General Corporation Law, I, Michael Psaros, being the Vice President of Blue Steel Capital Corp. (the "Corporation"), hereby certify as follows (terms used and not otherwise defined herein shall have the meanings given such terms in the Certificate of Incorporation (as defined below)):

               A.   The name of the Corporation is Blue Steel Capital Corp.

               B. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 8, 2002 (the "Certificate of Incorporation").

               C. The Certificate of Incorporation is hereby amended by deleting Article Ninth in its entirety and renumbering the Articles therein accordingly.

               D. The foregoing amendment has been duly adopted in accordance with Section 141(f) of the Delaware General Corporation Law by unanimous written consent of the Board of Directors and in accordance with Section 228 of the Delaware General Corporation Law by the written consent of the sole stockholder of the Corporation.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

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               IN WITNESS WHEREOF, I hereunto sign my name and affirm and acknowledge that the statements made herein are true under the penalties of perjury, as of August 14, 2002.

                                                       By:  /s/ Michael Psaros
                                                            ------------------
                                                            Michael Psaros
                                                            President